SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 9, 2011

GMV WIRELESS, INC.

(Exact name of registrant as specified in its charter)

Nevada	333-158184	26-3988293
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)

345 S. End Avenue #7P New York, NY 10280
(Address of principal executive offices)
(212) 786-1290
(Registrant’s Telephone Number)

Copy of all Communications to:

Carrillo, Huettel & Zouvas, LLP

3033 5th Avenue, Suite 400

San Diego, CA 92103

Telephone: 619.546.6100

Fax: 619.546.6060

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

      .     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      .     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      .     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      .     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

GMV Wireless, Inc.

Form 8-K

Current Report

Item 8.01

Other Events

On March 9, 2011, the Company effectuated a forward split of its issued and outstanding common shares, whereby every one (1) old share of common stock was exchanged for thirty (30) new shares of the Company's common stock. As a result, the issued and outstanding shares of common stock increased from 1,495,000 prior to the forward split to 44,850,000 following the forward split.  The forward split shares are payable upon surrender of certificates to the Company's transfer agent.  On March 9, 2011, the Company’s common stock began trading under the symbol “GMVWD”.  Twenty (20) business days thereafter, the "D" (appended to the symbol to reflect the dividend) will be dropped and the symbol will be "GMVW."

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:

March 16, 2011

GMV Wireless, Inc.

By:  /s/ Mark Simon

Name: Mark Simon

Title:   CEO and President